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                                                                Exhibit 8.2



                             [LETTERHEAD OF ESTUDIO
                              AURELIO GARCIA SAYAN
                                   ABOGADOS]



                CONSENT OF ESTUDIO AURELIO GARCIA SAYAN-ABOGADOS

     We consent to the reference to the name of our law firm under the section captioned "Peruvian Taxation" in the Prospectus which is part of the Registration Statement filed by Southern Peru Limited, and in such Registration Statement and any amendments to such Registration Statement and Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                           /s/  Alfredo Gastaneta A.
                                           ---------------------------------
                                                Alfredo Gastaneta A.


Dated: August 25, 1997